UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 29, 2024 (April 24, 2024)

Four Leaf Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41646	88-1178935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4546 El Camino Real B10 #715,

Los Altos, California 94022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 720-5626

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one redeemable warrant	FORLU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	FORL	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	FORLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accountant

As of April 24, 2024 (the “Dismissal Date”), the Audit Committee (the “Committee”) of the Board of Directors of Four Leaf Acquisition Corporation (the “Company”) approved the dismissal of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm, effective immediately.

Marcum’s reports on the Company’s financial statements as of December 31, 2023 and 2022, and for the fiscal year ended December 31, 2023 and for the period from March 3, 2022 (inception) through December 31, 2022, did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that each of Marcum’s reports on the Company’s financial statements as of December 31, 2023 and 2022, and for the fiscal year ended December 31, 2023 and for the period from March 3, 2022 (inception) through December 31, 2022, contained an explanatory paragraph indicating that there was substantial doubt about the Company’s ability to continue as a going concern. In addition, during the fiscal year ended December 31, 2023 and for the period from March 3, 2022 (inception) through December 31, 2022, as well as during the subsequent interim period preceding the Dismissal Date, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Marcum with respect to any matter relating to accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreement in its reports on the Company’s financial statements with respect to such periods.

During the fiscal year ended December 31, 2023 and for the period from March 3, 2022 (inception) through December 31, 2022, as well as during the subsequent interim period preceding the Dismissal Date, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except for material weaknesses as disclosed under (i) “Item 9A. Controls and Procedures” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023; and (ii) “Item 4. Controls and Procedures” of each of the Company’s: (A) Quarterly Report on Form 10-Q for the period ended March 31, 2023; (B) Quarterly Report on Form 10-Q for the period ended June 30, 2023; and (C) Quarterly Report on Form 10-Q for the period ended September 30, 2023, each of which the Committee was advised of by Marcum.

The Company has provided Marcum with a copy of the foregoing disclosure and requested that Marcum furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from Marcum is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Newly Appointed Independent Registered Public Accountant

On April 24, 2024, the Committee approved the appointment of Adeptus Partners, LLC (“Adeptus”) as the Company’s independent registered public accounting firm to perform independent audit services, including the audit of the Company’s financial statements for the fiscal year ending December 31, 2024.

During the Company’s the fiscal year ended December 31, 2023 and for the period from March 3, 2022 (inception) through December 31, 2022 and in the subsequent interim period through April 24, 2024, neither the Company nor anyone on its behalf consulted with Adeptus regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Adeptus concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Marcum LLP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Four Leaf Acquisition Corporation

By:	/s/ Angel Orrantia
Name:	Angel Orrantia
Title:	Chief Executive Officer

Dated: April 29, 2024